CONVERTED ORGANICS INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2012

	Historical
	Converted Organics	Pro Forma		Pro Forma
	Inc. and subsidiaries	Adjustments	Ref.	Consolidated
ASSETS
CURRENT ASSETS
Cash	$765,315	$5	(1)	$765,320
Accounts receivable, net	118,408	—		118,408
Inventories	162,749	—		162,749
Prepaid expenses and other assets	85,740	-		85,740
Deferred financing costs, net	4,415	-		4,415
Current assets of discontinued operations	456	-		456

Total current assets	1,137,083	5		1,137,088
Deposits and other non-current assets	23,136	-		23,136
Property and equipment, net	1,086,443	-		1,086,443
Intangible assets, net	1,203,598	—		1,203,598
Assets of discontinued operations	1,035,351	(1,035,351)	(1)	-

Total assets	$4,485,611	$(1,035,346)		$3,450,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$818,285	$—		$818,285
Accrued expenses	580,480	—		580,480
Convertible notes payable, net of unamortized discount	442,344	-		442,344
Derivative liabilities, current portion	340,564	-		340,564
Liabilities of discontinued operations	1,561,550	(1,035,351)	(1)	526,199

Total current liabilities	3,743,223	(1,035,351)		2,707,872
Derivative liabilities, net of current portion	412,725	-		412,725

Total liabilities	4,155,948	(1,035,351)		3,120,597

COMMITMENTS AND CONTINGENCIES	-	-		-
STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, 10,000,000 shares authorized;
13,281 ($1,000 stated value) shares
issued and outstanding	13,281,000	—		13,281,000
Common stock, $.0001 par value, 1,000,000,000 shares authorized;
536,836,281 shares issued and outstanding	53,683	—		53,683
Additional paid-in capital	101,622,642	-		101,622,642
Accumulated deficit	(114,253,112)	(374,545)	(2)	(114,627,657)
Accumulated other comprehensive loss	(11,396)	11,396	(2)	-

	692,817	(363,149)		329,668
Non-controlling interests	(363,154)	363,154	(2)	—

Total stockholders' equity	329,663	5		329,668

Total liabilities and stockholders' equity	$4,485,611	$(1,035,346)		$3,450,265

CONVERTED ORGANICS INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Historical
	Converted Organics
	Inc. and	Pro Forma		Pro Forma
	subsidiaries	Adjustments	Ref.	Consolidated
Revenues	$1,399,984	$—		$1,399,984
Cost of goods sold	1,211,392	-		1,211,392

Gross profit	188,592	—		188,592
Operating expenses:
Selling, general and administrative expenses	2,046,366	-		2,046,366
Amortization of intangibles assets	216,006	-		216,006

	2,262,372	—		2,262,372

Loss from continuing operations	(2,073,780)	—		(2,073,780)

Other income (expense):
Other income	33,272	—		33,272
Gain on change in fair value of obligations to issue
shares	9,127	(9,127)	(3)	—
Gain on sale of investment	974,515	-		974,515
Gain on change in fair value of derivative liability	9,507,874	-		9,507,874
Gain on debt extinguishment	1,204,711	-		1,204,711
Loss on debt modification	(3,000,205)	-		(3,000,205)
Interest expense	(3,966,577)	—		(3,966,577)

	4,762,717	(9,127)		4,753,590

Income from continuing operations before
provision for income taxes	2,688,937	(9,127)		2,679,810
Provision for income taxes	-	-		-

Net income from continuing operations	2,688,937	(9,127)		2,679,810
Loss from discontinued operations	(2,054,477)	2,205,119	(4)	150,642

Net income	$634,460	$2,195,992		$2,830,452

Earnings (loss) per share, basic and diluted:
Continuing operations	$0.02			$0.02
Discontinued operations	(0.01)			0.00
	$0.00			$0.02

Weighted average common shares outstanding, basic and diluted	162,972,652			162,972,652

CONVERTED ORGANICS INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

	Historical
	Converted Organics
	Inc. and	Pro Forma		Pro Forma
	subsidiaries	Adjustments	Ref.	Consolidated
Revenues	$2,754,206	$—		$2,754,206
Cost of goods sold	2,167,437	-		2,167,437

Gross profit	586,769	—		586,769
Operating expenses:
Selling, general and administrative expenses	6,703,796	-		6,703,796
Amortization of intangibles assets	288,008	-		288,008

	6,991,804	—		6,991,804

Loss from continuing operations	(6,405,035)	—		(6,405,035)

Other income (expense):
Other income	39,203	—		39,203
Gain on change in fair value of obligations to issue
shares	640,593	(640,593)	(3)	—
Loss on debt modification	(2,357,322)	-		(2,357,322)
Gain on change in fair value of derivative liability	5,823,629	-		5,823,629
Interest expense	(8,175,566)	—		(8,175,566)

	(4,029,463)	(640,593)		(4,670,056)

Loss from continuing operations before provision for
income taxes	(10,434,498)	(640,593)		(11,075,091)
Provision for income taxes	-	-		-
Net loss from continuing operations	(10,434,498)	(640,593)		(11,075,091)
Loss from discontinued operations	(7,546,361)	6,682,350		(864,011)

Net loss	$(17,980,859)	$6,041,757	(4)	$(11,939,102)

Loss per share, basic and diluted:
Discontinued operations	(191)			(22)
	$(454.10)			$(301.52)
Weighted average common shares outstanding, basic and diluted	39,597.00			39,597.00